Exhibit 99

Snap-on Announces Third Quarter 2018 Results

Q3 2018 reported diluted EPS of $2.85, including $0.03 charge related to U.S. tax legislation, up 24.5% from Q3 2017;

Q3 2018 adjusted diluted EPS of $2.88 up 17.6% from Q3 2017;

Q3 2018 operating margin before financial services up 240 basis points on a reported basis and 70 basis points on an adjusted basis, respectively, from Q3 2017

KENOSHA, Wis.--(BUSINESS WIRE)--October 18, 2018--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2018.

  Net sales of $898.1 million were down $5.7 million, or 0.6%, from 2017 levels, reflecting a $5.4 million, or 0.6%, organic sales gain, $1.4 million of acquisition-related sales and $12.5 million of unfavorable foreign currency translation.
  Operating earnings before financial services for the quarter were $173.1 million or 19.3% of sales. This compared to $152.7 million, or 16.9% of sales, in the third quarter of 2017. The 2017 operating earnings before financial services included a $15.0 million legal charge (the “legal charge”); excluding the legal charge, operating earnings before financial services, as adjusted, in the third quarter of 2017 were $167.7 million, or 18.6% of sales.
  Financial services revenue of $82.0 million in the third quarter of 2018 increased $3.0 million from 2017 levels; financial services operating earnings of $59.3 million increased $3.3 million from $56.0 million last year.
  Consolidated operating earnings totaled $232.4 million, or 23.7% of revenues (net sales plus financial services revenue), which compared to $208.7 million, or 21.2% of revenues, in the third quarter of 2017. Excluding the legal charge, consolidated operating earnings, as adjusted, in the third quarter of 2017 was $223.7 million, or 22.8% of revenues.
  The third quarter 2018 effective income tax rate of 24.0% included a charge of 90 basis points, or $1.8 million, related to newly issued guidance associated with U.S. tax legislation (the “tax charge”). Excluding the tax charge, the effective tax rate, as adjusted, was 23.1%. The third quarter 2017 effective income tax rate was 30.1% and was reduced by 60 bps as a result of the legal charge.
  Reported net earnings in the third quarter of 2018 were $163.2 million, or $2.85 per diluted share, compared to reported net earnings of $133.4 million, or $2.29 per diluted share a year ago. Excluding the tax charge in 2018 and the legal charge in 2017, net earnings, as adjusted, were $165.0 million, or $2.88 per diluted share, in the third quarter of 2018 and $142.7 million, or $2.45 per diluted share, in the third quarter of 2017, respectively.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales and measures, as adjusted, excluding the tax charge and legal charge.

At the beginning of fiscal 2018, Snap-on adopted ASU No. 2017-07, Compensation – Retirement Benefits (Topic 715) – Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The ASU requires changes be applied retrospectively; as such, certain prior year amounts have been adjusted to reflect this adoption and conform to the 2018 presentation.

“Our third quarter results demonstrated encouraging progress on a number of fronts, including higher operating margins and net earnings, broad-based organic sales growth in our Commercial & Industrial Group and incremental improvement in organic sales trends in the Snap-on Tools Group, driven by higher year over year sales in the U.S. franchise operations,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “While we experienced sales turbulence in our Repair Systems & Information Group this quarter, we believe the vehicle repair markets in which we operate remain robust and afford ongoing opportunity. At the same time, in addition to ongoing improvement in earnings and margins, the benefits of our Snap-on Value Creation Processes continue to be realized in a variety of ways. Snap-on was honored again this year with product awards from both MOTOR Magazine and Professional Tool & Equipment News, demonstrating our deep understanding of work through connecting with customers and then translating the insights gained into winning innovations. Finally, our progress in the third quarter would not have been possible without the capability and commitment of our franchisees and associates, and I thank them for their dedication and their contributions.”

Segment Results

Commercial & Industrial Group segment sales of $330.2 million in the quarter increased $15.6 million, or 5.0%, from 2017 levels, reflecting a $20.7 million, or 6.7%, organic sales gain and $1.4 million of acquisition-related sales, partially offset by $6.5 million of unfavorable foreign currency translation. The organic sales increase includes higher sales of power tools, increased sales in the segment’s Asia Pacific operations as well as to customers in critical industries, and slightly higher sales in the segment’s European-based hand tools business.

Operating earnings of $53.0 million in the period increased $2.7 million from 2017 levels, and the operating margin (operating earnings as a percentage of segment sales) of 16.1% improved 10 basis points from 16.0% a year ago.

Snap-on Tools Group segment sales of $389.8 million in the quarter decreased $2.9 million, or 0.7%, from 2017 levels, reflecting a $0.3 million, or 0.1%, organic sales increase, more than offset by $3.2 million of unfavorable foreign currency translation. The organic sales increase includes higher sales in the U.S. franchise operations, largely offset by a decrease in the company’s international franchise operations.

Operating earnings of $59.3 million in the period increased $2.9 million from 2017 levels, and the operating margin of 15.2% improved 80 basis points from 14.4% last year.

Repair Systems & Information Group segment sales of $314.4 million in the quarter decreased $19.1 million, or 5.7%, from 2017 levels, reflecting a $15.9 million, or 4.8%, organic sales decline and $3.2 million of unfavorable foreign currency translation. The organic sales decrease includes lower sales of diagnostics and repair information products to independent repair shop owners and managers and decreased sales to OEM dealerships; sales of undercar equipment were essentially flat.

Operating earnings of $80.7 million in the period decreased $3.1 million from 2017 levels, and the operating margin of 25.7% improved 60 basis points from 25.1% a year ago.

Financial Services operating earnings of $59.3 million on revenue of $82.0 million in the quarter compared to operating earnings of $56.0 million on revenue of $79.0 million a year ago. Originations of $267.0 million in the third quarter decreased $4.8 million, or 1.8%, from 2017 levels.

Corporate expenses of $19.9 million in the quarter compared to $37.8 million last year; the 2017 level included the pre-tax legal charge of $15.0 million.

Outlook

Snap-on expects to make continued progress through the remainder of 2018 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2018 will be in a range of $90 million to $100 million, of which $68.5 million was incurred in the first nine months of the year. Snap-on currently anticipates that its full year 2018 effective income tax rate will be in a range of 24% to 25%.

Conference Call and Webcast on October 18, 2018, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 18, 2018, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitating comparisons of our sales performance with prior periods.

For the three and nine months ended September 29, 2018, the company is including net earnings, diluted earnings per share and its effective tax rate, all as adjusted to exclude the impact of $1.8 million and $3.9 million of charges, respectively, related to newly issued guidance associated with the U.S. tax legislation. In addition, for the nine months ended September 29, 2018, the company is including net earnings and diluted earnings per share, both as adjusted to exclude a net gain of $5.5 million ($4.1 million after tax) associated with a treasury lock settlement gain of $13.3 million related to the issuance of debt, partially offset by a $7.8 million expense related to the early extinguishment of debt, both of which were incurred in the three months ended March 31, 2018.

In addition, for the three months ended September 30, 2017, the company is including operating earnings before financial services, consolidated operating earnings, net earnings, and diluted earnings per share, all as adjusted to exclude the impact of a pre-tax $15.0 million charge ($9.3 million after tax) related to a judgment, which is being appealed, in an employment-related litigation matter.

Management believes that these are unusual events and therefore the non-GAAP financial measures adjusted to exclude them provide more meaningful year-over-year comparisons of the company’s 2018 operating performance. For a reconciliation of the adjusted metrics, see “Reconciliation of Non-GAAP Financial Measures” below.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.7 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 30, 2017, which are incorporated herein by reference. As Snap-on further evaluates the effects of the new U.S. tax legislation, it may recognize further adjustments. In addition, Snap-on cannot assure that its appeal of the legal matter discussed above will result in diminished liability or a reversal of the legal charge. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 29,	Sept. 30,	Sept. 29,	Sept. 30,
	2018	2017	2018	2017

Net sales	$898.1	$903.8	$2,788.2	$2,712.3
Cost of goods sold	(444.2)	(455.0)	(1,375.6)	(1,352.0)
Gross profit	453.9	448.8	1,412.6	1,360.3
Operating expenses	(280.8)	(296.1)	(868.7)	(853.7)
Operating earnings before financial services	173.1	152.7	543.9	506.6

Financial services revenue	82.0	79.0	247.0	233.5
Financial services expenses	(22.7)	(23.0)	(73.0)	(70.4)
Operating earnings from financial services	59.3	56.0	174.0	163.1

Operating earnings	232.4	208.7	717.9	669.7
Interest expense	(12.4)	(13.1)	(38.0)	(38.8)
Other income (expense) – net	(1.0)	(1.7)	1.2	(6.0)
Earnings before income taxes and equity earnings	219.0	193.9	681.1	624.9
Income tax expense	(51.5)	(57.2)	(164.9)	(187.1)
Earnings before equity earnings (loss)	167.5	136.7	516.2	437.8
Equity earnings (loss), net of tax	(0.1)	0.4	0.7	1.2
Net earnings	167.4	137.1	516.9	439.0
Net earnings attributable to noncontrolling interests	(4.2)	(3.7)	(12.0)	(10.8)
Net earnings attributable to Snap-on Inc.	$163.2	$133.4	$504.9	$428.2

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.90	$2.33	$8.95	$7.43
Diluted	2.85	2.29	8.78	7.27

Weighted-average shares outstanding:
Basic	56.3	57.2	56.4	57.6
Effect of dilutive securities	1.0	1.1	1.1	1.3
Diluted	57.3	58.3	57.5	58.9

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 29,	Sept. 30,	Sept. 29,	Sept. 30,
	2018	2017	2018	2017

Net sales:
Commercial & Industrial Group	$330.2	$314.6	$999.6	$923.3
Snap-on Tools Group	389.8	392.7	1,206.4	1,215.9
Repair Systems & Information Group	314.4	333.5	994.5	990.4
Segment net sales	1,034.4	1,040.8	3,200.5	3,129.6
Intersegment eliminations	(136.3)	(137.0)	(412.3)	(417.3)
Total net sales	$898.1	$903.8	$2,788.2	$2,712.3
Financial Services revenue	82.0	79.0	247.0	233.5
Total revenues	$980.1	$982.8	$3,035.2	$2,945.8

Operating earnings:
Commercial & Industrial Group	$53.0	$50.3	$148.5	$135.2
Snap-on Tools Group	59.3	56.4	207.2	207.4
Repair Systems & Information Group	80.7	83.8	255.2	245.1
Financial Services	59.3	56.0	174.0	163.1
Segment operating earnings	252.3	246.5	784.9	750.8
Corporate	(19.9)	(37.8)	(67.0)	(81.1)
Operating earnings	$232.4	$208.7	$717.9	$669.7
Interest expense	(12.4)	(13.1)	(38.0)	(38.8)
Other income (expense) – net	(1.0)	(1.7)	1.2	(6.0)
Earnings before income taxes
and equity earnings	$219.0	$193.9	$681.1	$624.9

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Sept. 29,	Dec. 30,
	2018	2017

Assets
Cash and cash equivalents	$122.2	$92.0
Trade and other accounts receivable – net	678.7	675.6
Finance receivables – net	519.0	505.4
Contract receivables – net	105.6	96.8
Inventories – net	690.6	638.8
Prepaid expenses and other assets	98.5	110.7
Total current assets	2,214.6	2,119.3

Property and equipment – net	491.0	484.4
Deferred income tax assets	52.0	52.0
Long-term finance receivables – net	1,058.3	1,039.2
Long-term contract receivables – net	338.1	322.6
Goodwill	913.9	924.1
Other intangibles – net	237.8	253.7
Other assets	49.1	53.8
Total assets	$5,354.8	$5,249.1

Liabilities and Equity
Notes payable and current maturities of long-term debt	$164.5	$433.2
Accounts payable	197.6	178.2
Accrued benefits	49.8	55.8
Accrued compensation	72.7	71.5
Franchisee deposits	76.8	66.5
Other accrued liabilities	395.4	388.1
Total current liabilities	956.8	1,193.3

Long-term debt	944.8	753.6
Deferred income tax liabilities	27.3	28.4
Retiree health care benefits	33.7	36.0
Pension liabilities	92.8	158.9
Other long-term liabilities	115.3	106.6
Total liabilities	2,170.7	2,276.8

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	360.9	343.2
Retained earnings	4,135.8	3,772.3
Accumulated other comprehensive loss	(369.7)	(329.0)
Treasury stock at cost	(1,030.0)	(900.0)
Total shareholders' equity attributable to Snap-on Inc.	3,164.4	2,953.9
Noncontrolling interests	19.7	18.4
Total equity	3,184.1	2,972.3
Total liabilities and equity	$5,354.8	$5,249.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	Sept. 29,	Sept. 30,
	2018	2017
Operating activities:
Net earnings	$167.4	$137.1
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17.0	16.4
Amortization of other intangibles	6.2	7.1
Provision for losses on finance receivables	12.1	12.8
Provision for losses on non-finance receivables	3.9	3.3
Stock-based compensation expense	8.0	7.0
Deferred income tax benefit	(2.8)	(13.2)
Loss on sales of assets	0.6	0.1
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(17.4)	(24.0)
Increase in contract receivables	(23.4)	(26.2)
Increase in inventories	(24.8)	(38.6)
(Increase) decrease in prepaid and other assets	(7.5)	0.2
Decrease in accounts payable	(0.2)	(1.2)
Increase (decrease) in accruals and other liabilities	(9.3)	14.7
Net cash provided by operating activities	129.8	95.5

Investing activities:
Additions to finance receivables	(206.8)	(211.2)
Collections of finance receivables	184.1	176.0
Capital expenditures	(29.9)	(22.9)
Acquisitions of businesses, net of cash acquired	-	(2.7)
Disposals of property and equipment	(0.2)	0.5
Other	4.2	(1.8)
Net cash used by investing activities	(48.6)	(62.1)

Financing activities:
Proceeds from notes payable	-	16.8
Repayments of notes payable	-	(4.5)
Net increase in other short-term borrowings	38.1	91.4
Cash dividends paid	(46.1)	(40.7)
Purchases of treasury stock	(85.7)	(90.1)
Proceeds from stock purchase and option plans	25.8	1.6
Other	(3.4)	(4.0)
Net cash used by financing activities	(71.3)	(29.5)

Effect of exchange rate changes on cash and cash equivalents	-	1.2
Increase in cash and cash equivalents	9.9	5.1

Cash and cash equivalents at beginning of period	112.3	89.0
Cash and cash equivalents at end of period	$122.2	$94.1

Supplemental cash flow disclosures:
Cash paid for interest	$(21.9)	$(24.8)
Net cash paid for income taxes	(50.7)	(68.5)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Nine Months Ended
	Sept. 29,	Sept. 30,
	2018	2017
Operating activities:
Net earnings	$516.9	$439.0
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	52.0	48.7
Amortization of other intangibles	19.2	20.7
Provision for losses on finance receivables	41.5	38.6
Provision for losses on non-finance receivables	9.4	7.9
Stock-based compensation expense	22.6	21.4
Deferred income tax benefit	(6.9)	(10.1)
Loss (gain) on sales of assets	0.7	(0.1)
Settlement of treasury lock	-	14.9
Loss on early extinguishment of debt	7.8	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(26.5)	(50.8)
Increase in contract receivables	(27.9)	(31.8)
Increase in inventories	(49.3)	(86.9)
Increase in prepaid and other assets	(1.1)	(9.7)
Increase in accounts payable	25.2	26.5
Decrease in accruals and other liabilities	(35.0)	(13.3)
Net cash provided by operating activities	548.6	415.0

Investing activities:
Additions to finance receivables	(643.5)	(670.0)
Collections of finance receivables	564.0	528.9
Capital expenditures	(68.5)	(57.3)
Acquisitions of businesses, net of cash acquired	(3.0)	(82.9)
Disposals of property and equipment	0.3	1.4
Other	1.3	(2.5)
Net cash used by investing activities	(149.4)	(282.4)

Financing activities:
Proceeds from issuance of long-term debt	395.4	297.8
Repayments of long-term debt	(457.8)	(150.0)
Proceeds from notes payable	-	16.8
Repayment of notes payable	(16.8)	(4.5)
Net increase in other short-term borrowings	0.9	38.7
Cash dividends paid	(138.9)	(123.0)
Purchases of treasury stock	(184.4)	(212.6)
Proceeds from stock purchase and option plans	54.1	36.2
Other	(19.6)	(18.9)
Net cash used by financing activities	(367.1)	(119.5)

Effect of exchange rate changes on cash and cash equivalents	(1.9)	3.4
Increase in cash and cash equivalents	30.2	16.5

Cash and cash equivalents at beginning of year	92.0	77.6
Cash and cash equivalents at end of period	$122.2	$94.1

Supplemental cash flow disclosures:
Cash paid for interest	$(49.7)	$(49.7)
Net cash paid for income taxes	(148.1)	(168.3)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	Sept. 29,	Sept. 30,	Sept. 29,	Sept. 30,
	2018	2017	2018	2017

Net sales	$898.1	$903.8	$-	$-
Cost of goods sold	(444.2)	(455.0)	-	-
Gross profit	453.9	448.8	-	-
Operating expenses	(280.8)	(296.1)	-	-
Operating earnings before financial services	173.1	152.7	-	-

Financial services revenue	-	-	82.0	79.0
Financial services expenses	-	-	(22.7)	(23.0)
Operating earnings from financial services	-	-	59.3	56.0

Operating earnings	173.1	152.7	59.3	56.0
Interest expense	(12.3)	(13.1)	(0.1)	-
Intersegment interest income (expense) – net	16.8	17.7	(16.8)	(17.7)
Other income (expense) – net	(1.0)	(1.7)	-	-
Earnings before income taxes and equity earnings	176.6	155.6	42.4	38.3
Income tax expense	(40.7)	(43.2)	(10.8)	(14.0)
Earnings before equity earnings (loss)	135.9	112.4	31.6	24.3
Financial services – net earnings
attributable to Snap-on	31.6	24.3	-	-
Equity earnings (loss), net of tax	(0.1)	0.4	-	-
Net earnings	167.4	137.1	31.6	24.3
Net earnings attributable to noncontrolling interests	(4.2)	(3.7)	-	-
Net earnings attributable to Snap-on	$163.2	$133.4	$31.6	$24.3

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	Sept. 29,	Sept. 30,	Sept. 29,	Sept. 30,
	2018	2017	2018	2017

Net sales	$2,788.2	$2,712.3	$-	$-
Cost of goods sold	(1,375.6)	(1,352.0)	-	-
Gross profit	1,412.6	1,360.3	-	-
Operating expenses	(868.7)	(853.7)	-	-
Operating earnings before financial services	543.9	506.6	-	-

Financial services revenue	-	-	247.0	233.5
Financial services expenses	-	-	(73.0)	(70.4)
Operating earnings from financial services	-	-	174.0	163.1

Operating earnings	543.9	506.6	174.0	163.1
Interest expense	(37.7)	(38.6)	(0.3)	(0.2)
Intersegment interest income (expense) – net	52.9	53.1	(52.9)	(53.1)
Other income (expense) – net	1.1	(6.0)	0.1	-
Earnings before income taxes and equity earnings	560.2	515.1	120.9	109.8
Income tax expense	(133.7)	(146.6)	(31.2)	(40.5)
Earnings before equity earnings	426.5	368.5	89.7	69.3
Financial services – net earnings
attributable to Snap-on	89.7	69.3	-	-
Equity earnings, net of tax	0.7	1.2	-	-
Net earnings	516.9	439.0	89.7	69.3
Net earnings attributable to noncontrolling interests	(12.0)	(10.8)	-	-
Net earnings attributable to Snap-on	$504.9	$428.2	$89.7	$69.3

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Sept. 29,	Dec. 30,	Sept. 29,	Dec. 30,
	2018	2017	2018	2017

Assets
Cash and cash equivalents	$122.0	$91.8	$0.2	$0.2
Intersegment receivables	19.8	17.1	-	-
Trade and other accounts receivable – net	678.2	674.9	0.5	0.7
Finance receivables – net	-	-	519.0	505.4
Contract receivables – net	6.8	9.4	98.8	87.4
Inventories – net	690.6	638.8	-	-
Prepaid expenses and other assets	105.4	117.6	0.8	0.7
Total current assets	1,622.8	1,549.6	619.3	594.4

Property and equipment – net	489.2	482.4	1.8	2.0
Investment in Financial Services	325.6	317.4	-	-
Deferred income tax assets	33.8	25.2	18.2	26.8
Intersegment long-term notes receivable	683.3	583.7	-	-
Long-term finance receivables – net	-	-	1,058.3	1,039.2
Long-term contract receivables – net	11.8	13.2	326.3	309.4
Goodwill	913.9	924.1	-	-
Other intangibles – net	237.8	253.7	-	-
Other assets	58.6	63.1	0.1	-
Total assets	$4,376.8	$4,212.4	$2,024.0	$1,971.8

Liabilities and Equity
Notes payable and current maturities of long-term debt	$164.5	$183.2	$-	$250.0
Accounts payable	196.5	177.1	1.1	1.1
Intersegment payables	-	-	19.8	17.1
Accrued benefits	49.8	55.8	-	-
Accrued compensation	69.4	67.8	3.3	3.7
Franchisee deposits	76.8	66.5	-	-
Other accrued liabilities	372.4	366.0	30.7	29.7
Total current liabilities	929.4	916.4	54.9	301.6

Long-term debt and intersegment long-term debt	-	-	1,628.1	1,337.3
Deferred income tax liabilities	27.3	28.4	-	-
Retiree health care benefits	33.7	36.0	-	-
Pension liabilities	92.8	158.9	-	-
Other long-term liabilities	109.5	100.4	15.4	15.5
Total liabilities	1,192.7	1,240.1	1,698.4	1,654.4

Total shareholders' equity attributable to Snap-on	3,164.4	2,953.9	325.6	317.4
Noncontrolling interests	19.7	18.4	-	-
Total equity	3,184.1	2,972.3	325.6	317.4
Total liabilities and equity	$4,376.8	$4,212.4	$2,024.0	$1,971.8

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 29,	Sept. 30,	Sept. 29,	Sept. 30,
	2018	2017	2018	2017
AS REPORTED

Debt-related items ("net debt items")
Gain on settlement of treasury lock (A)
Gain on settlement of treasury lock	$-	$-	$13.3	$-
Income tax expense	-	-	(3.3)	-
Gain on settlement of treasury lock, after tax	$-	$-	$10.0	$-

Weighted-average shares outstanding - diluted	57.3	58.3	57.5	58.9

Diluted EPS - gain on settlement of treasury lock	$-	$-	$0.17	$-

Loss on early extinguishment of debt (B)
Loss on early extinguishment of debt	$-	$-	$(7.8)	$-
Income tax benefit	-	-	1.9	-
Loss on early extinguishment of debt, after tax	$-	$-	$(5.9)	$-

Weighted-average shares outstanding - diluted	57.3	58.3	57.5	58.9

Diluted EPS - loss on early extinguishment of debt	$-	$-	$(0.10)	$-

Net debt items (A + B)
Net debt items	$-	$-	$5.5	$-
Income tax expense	-	-	(1.4)	-
Net debt items, after tax	$-	$-	$4.1	$-

Weighted-average shares outstanding - diluted	57.3	58.3	57.5	58.9

Diluted EPS - net debt items	$-	$-	$0.07	$-

Adjustments related to implementation of tax
legislation ("tax charge")
Tax charge	$(1.8)	$-	$(3.9)	$-

Weighted-average shares outstanding - diluted	57.3	58.3	57.5	58.9

Diluted EPS - tax charge	$(0.03)	$-	$(0.07)	$-

Charge related to a judgment in an
employment-related litigation matter that is
being appealed ("legal charge")
Pre-tax legal charge	$-	$15.0	$-	$15.0
Income tax expense	-	(5.7)	-	(5.7)
Legal charge, after tax	$-	$9.3	$-	$9.3

Weighted-average shares outstanding - diluted	57.3	58.3	57.5	58.9

Diluted EPS - legal charge	$-	$0.16	$-	$0.16

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures (continued)
(Amounts in millions, except per share data)
(unaudited)

		Three Months Ended		Nine Months Ended
		Sept. 29,	Sept. 30,	Sept. 29,	Sept. 30,
		2018	2017	2018	2017
ADJUSTED INFORMATION - NON-GAAP

1)	Operating earnings before financial services
	As reported	$173.1	$152.7	$543.9	$506.6
	Legal charge	-	15.0	-	15.0
	As adjusted	$173.1	$167.7	$543.9	$521.6

	Operating earnings before financial services
	as a percentage of sales
	As reported	19.3%	16.9%	19.5%	18.7%
	As adjusted	19.3%	18.6%	19.5%	19.2%

2)	Operating earnings
	As reported	$232.4	$208.7	$717.9	$669.7
	Legal charge	-	15.0	-	15.0
	As adjusted	$232.4	$223.7	$717.9	$684.7

	Operating earnings as a percentage of revenue
	As reported	23.7%	21.2%	23.7%	22.7%
	As adjusted	23.7%	22.8%	23.7%	23.2%

3)	Net earnings attributable to Snap-on Incorporated
	As reported	$163.2	$133.4	$504.9	$428.2
	Net debt items, after tax	-	-	(4.1)	-
	Tax charge	1.8	-	3.9	-
	Legal charge, after tax	-	9.3	-	9.3
	As adjusted	$165.0	$142.7	$504.7	$437.5

4)	Diluted EPS
	As reported	$2.85	$2.29	$8.78	$7.27
	Net debt items, after tax	-	-	(0.07)	-
	Tax charge	0.03	-	0.07	-
	Legal charge, after tax	-	0.16	-	0.16
	As adjusted	$2.88	$2.45	$8.78	$7.43

5)	Effective tax rate
	As reported	24.0%	30.1%	24.6%	30.5%
	Tax charge	-0.9%	-	-0.5%	-
	Legal charge	-	0.6%	-	0.2%
	As adjusted	23.1%	30.7%	24.1%	30.7%

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561